EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated October 16, 2006, accompanying the consolidated financial statements of SealedMedia Limited and subsidiary included in Stellent, Inc.’s Form 8-K/A with the Securities and Exchange Commission (“the Commission”) on October 16, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Stellent, Inc. and subsidiaries on Forms S-8 (File No. 333-11489, No. 333-66451, No. 333-90843, No. 333-47228, No. 333-47216, No. 333-47214, No. 333-69080, No. 333-75828, No. 333-102130, No. 333-116148, No. 333-116000, No. 333-118544 and No. 333-129117) and Form S-3 (No. 333-66094).

/s/ Grant Thornton UK LLP.

GRANT THORNTON UK LLP

REGISTERED AUDITORS

CHARTERED ACCOUNTANTS

LONDON THAMES VALLEY OFFICE

SLOUGH

October 16, 2006